EXHIBIT 32.1

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned herby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of the Company, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: September 20, 2004            By:    /s/ Peter J. Hamilton
                                           -------------------------------------
                                    Name:  Peter J. Hamilton
                                    Title: President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc. and will be retained by IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.